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                                                                 Exhibit (a)(9)

                                   ProFunds

                         Amended Designation of Series


     The undersigned, being all of the Trustees of ProFunds (the "Trust"), a Delaware business trust, acting pursuant to Section 4.9.2 of the Amended and Restated Declaration of Trust dated October 28, 1997, hereby redesignate the shares of beneficial interest of sixteen series of shares of the Trust, without in any way changing the rights or privileges of any such series or its shareholders, as follows:


           Former Designation                      New Designation
           ------------------                      ---------------

Basic Materials ProFund              Basic Materials UltraSector ProFund
Biotechnology ProFund                Biotechnology UltraSector ProFund
Consumer Products ProFund            Consumer Non-Cyclical UltraSector ProFund
Electronics ProFund                  SemiConductor UltraSector ProFund
Energy ProFund                       Energy UltraSector ProFund
Energy Services ProFund              Pharmaceuticals UltraSector ProFund
Financial Services ProFund           Financial UltraSector ProFund
Health Care ProFund                  Healthcare UltraSector ProFund
Internet ProFund                     Internet UltraSector ProFund
Leisure ProFund                      Consumer Cyclical UltraSector ProFund
Precious Metals ProFund              Precious Metals UltraSector ProFund
Retailing ProFund                    Wireless Communications UltraSector ProFund
Technology ProFund                   Technology UltraSector ProFund
Telecommunications ProFund           Telecommunications UltraSector ProFund
Transportation ProFund               Transportation UltraSector ProFund
Utilities ProFund                    Utilities UltraSector ProFund

     IN WITNESS WHEREOF, the undersigned have executed this instrument the _th day of May, 2000.


                                   ___________________________________
                                   Michael Sapir, as Trustee

                                   _____________________________________
                                   Louis Mayberg, as Trustee

                                   _____________________________________
                                   Russel S. Reynolds, III, as Trustee

                                   _____________________________________
                                   Michael Wachs, as Treustee